As filed with the Securities and Exchange Commission on November 2, 2018

Registration No. 333-29689

Registration No. 333-30209

Registration No. 333-56789

Registration No. 333-106325

Registration No. 333-153740

Registration No. 333-153741

Registration No. 333-175660

Registration No. 333-182164

Registration No. 333-204898

Registration No. 333-219170

Registration No. 333-88313

Registration No. 333-50912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-29689

FORM S-8 REGISTRATION STATEMENT NO. 333-30209

FORM S-8 REGISTRATION STATEMENT NO. 333-56789

FORM S-8 REGISTRATION STATEMENT NO. 333-106325

FORM S-8 REGISTRATION STATEMENT NO. 333-153740

FORM S-8 REGISTRATION STATEMENT NO. 333-153741

FORM S-8 REGISTRATION STATEMENT NO. 333-175660

FORM S-8 REGISTRATION STATEMENT NO. 333-182164

FORM S-8 REGISTRATION STATEMENT NO. 333-204898

FORM S-8 REGISTRATION STATEMENT NO. 333-219170

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-88313

FORM S-8 REGISTRATION STATEMENT NO. 333-50912

UNDER

THE SECURITIES ACT OF 1933

EDGEWATER TECHNOLOGY, INC.

(Alithya USA, Inc., as successor by merger to Edgewater Technology, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	71-0788538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Alithya Group inc.

700 De La Gauchetière Street West, Suite 2400

Montréal, Québec, Canada H3B 5M2

(Address of Principal Executive Offices, Zip Code)

StaffMark, Inc. Stock Election Plan for Non-Employee Directors

Edgewater Technology, Inc. Amended And Restated 1996 Stock Option Plan (f/k/a StaffMark, Inc. Amended

and Restated 1996 Stock Option Plan (f/k/a StaffMark, Inc. 1996 Stock Option Plan))

Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan (f/k/a Edgewater Technology,

Inc. 2000 Employee Stock Option Plan)

Edgewater Technology, Inc. 2003 Equity Incentive Plan

Edgewater Technology, Inc. 2008 Omnibus Incentive Plan

Edgewater Technology, Inc. 2012 Omnibus Incentive Plan

Edgewater Technology, Inc. 2017 Omnibus Incentive Plan

Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan (f/k/a StaffMark, Inc. 1999 Employee Stock

Purchase Plan (f/k/a StaffMark, Inc. Employee Stock Purchase Plan))

Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan

(Full title of the plans)

Paul Raymond

President and Chief Executive Officer

Alithya Group inc.

700 De La Gauchetière Street West, Suite 2400

Montréal, QC, Canada H3B 5M2

(+1) (514) 315-2824

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jason Comerford

Osler, Hoskin & Harcourt LLP

620 8th Avenue – 36th Floor

New York, NY 10018

(212) 991-2533

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) deregisters all unissued common stock, par value $0.01 per share (“Common Stock”), of Alithya USA, Inc. (f/k/a Edgewater Technology, Inc.) (“Alithya USA”) and any other securities remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by Alithya USA with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statements on Forms S-8 (No. 333-29689 and No. 333-88313), which were filed with the Commission on June 20, 1997 and October 1, 1999, respectively, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan (f/k/a StaffMark, Inc. 1999 Employee Stock Purchase Plan (f/k/a StaffMark, Inc. Employee Stock Purchase Plan)).

•

Registration Statements on Forms S-8 (No. 333-30209 and No. 333-88313), which were filed with the Commission on June 27, 1997 and October 1, 1999, respectively, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. Amended and Restated 1996 Stock Option Plan (f/k/a StaffMark, Inc. Amended and Restated 1996 Stock Option Plan (f/k/a StaffMark, Inc. 1996 Stock Option Plan)).

•

Registration Statement on Form S-8 (No. 333-56789), which was filed with the Commission on June 12, 1998, pertaining to the registration of Common Stock issuable under the StaffMark, Inc. Stock Election Plan for Non-Employee Directors.

•

Registration Statement on Form S-8 (No. 333-50912), which was filed with the Commission on November 30, 2000, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan (f/k/a Edgewater Technology, Inc. 2000 Employee Stock Option Plan).

•

Registration Statement on Form S-8 (No. 333-106325), which was filed with the Commission on June 20, 2003, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. 2003 Equity Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-153740), which was filed with the Commission on September 30, 2008, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. 2008 Omnibus Incentive Plan.

•

Registration Statements on Forms S-8 (No. 333-153741, No. 333-175660 and No. 333-204898), which were filed with the Commission on September 30, 2008, July 19, 2011 and June 12, 2015, respectively, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-182164), which was filed with the Commission on June 15, 2012, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. 2012 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-219170), which was filed with the Commission on July 6, 2017, pertaining to the registration of Common Stock issuable under the Edgewater Technology, Inc. 2017 Omnibus Incentive Plan.

Effective November 1, 2018, pursuant to the arrangement agreement, as amended from time to time, among Alithya Group Inc., a Québec private corporation (“Alithya”), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), a newly-formed Québec corporation (“New Alithya”), 9374-8572 Delaware Inc., a newly-formed wholly-owned Delaware subsidiary of New Alithya (“U.S. Merger Sub”), and Alithya USA, (i) New Alithya acquired Alithya pursuant to a plan of arrangement under the laws of Québec, Canada, and (ii) U.S. Merger Sub merged with and into Alithya USA (the “merger”), with Alithya USA as the surviving corporation (together, the “transactions”). Upon completion of the transactions, both Alithya USA and Alithya will become wholly-owned subsidiaries of New Alithya and Alithya USA changed its name to Alithya USA, Inc.

As a result of the transactions, Alithya USA has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, Alithya USA hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by Alithya USA in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of Alithya USA registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Wakefield, Massachusetts, on this 2nd day of November 2018.

Alithya USA, Inc.,
as successor by merger to Edgewater Technology, Inc.

By:	/s/ Paul McNeice
Name:	Paul McNeice
Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.